Exhibit IX
Independent Auditors’ Consent
We consent to the incorporation by reference in the Registration Statement (Schedule B No 333-142934) of Nordic Investment Bank (“NIB”) and the related prospectus of our report dated March 7, 2008 with respect to the financial statements of NIB for the year ended December 31, 2007 included in this Annual Report on Amendment No.1 to Annual Report on Form 18-K/A.

Ernst & Young

/s/ Erik Mamelund	/s/ Per-Olof Johansson

Erik Mamelund	Per-Olof Johansson
Ernst & Young AS	Ernst & Young Oy
Oslo, Norway	Helsinki, Finland

April 4, 2008